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                                                                     EXHIBIT A

                              SUBSTITUTE TERM NOTE



$4,000,000                                                  September 15, 1999

Norwich, Connecticut


For value received, the undersigned, Gunther International, Ltd. (the

"Borrower") promises to pay to the order of GUNTHER PARTNERS, LLC ("Lender")

at the office of its agent, c/o Thomas M. Steinberg, Tisch Family Interests,

667 Madison Avenue, New York, New York, 10021 or at such other place as

Lender may designate, the principal sum of FOUR MILLION DOLLARS ($4,000,000),

together with interest on the unpaid balance of this Note at the rate of eight percent (8%) per annum, beginning on the date hereof, before or after maturity or judgment, which interest shall be computed on the basis of a

360-day year and actual days elapsed, together with all taxes levied or assessed on this Note or the debt evidenced hereby against Lender, and together with all costs, expenses and reasonable attorneys' fees incurred in the collection of this Note, or to enforce or foreclose any security agreement or other document including, without limitation, the Agreement (as hereinafter defined), securing or relating to this Note, or in protecting or defending the lien of said security agreement or other document, or in any
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litigation or matter arising from or connected with said security agreement,

other document, or this Note.  This Note is the Term Note referred to in, and is entitled to the benefits of, that certain Loan and Security Agreement dated October 2, 1998 between Borrower and Lender as amended by that certain

Amendment to Loan Agreement and Term Note dated the date hereof (such Loan and Security Agreement as so modified and as the same may be further amended from time to time, the "Agreement").  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the

Agreement.  The Agreement, among other things, contains provisions for (i)

acceleration of the maturity of this Note upon the happening of certain stated events, (ii) for prepayments on account of principal hereof prior to the maturity of this Note upon the terms and conditions specified in the

Agreement and (iii) the payment of interest at the Default Rate under certain circumstances.  The Agreement and all other instruments either relating to or securing the indebtedness evidenced hereby are made a part of this Note and deemed incorporated in full.

      Interest shall be paid on the first day of each calendar quarter beginning October 1, 1999, and continuing on the first day of each April,

July, October and January thereafter, until the principal balance with accrued interest thereon is paid in full.  Principal shall be paid in nine payments as follows:


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(a) Two Hundred Thousand Dollars ($200,000) shall be paid on the first day of each month commencing on October 1, 2001 and continuing to and including April

1, 2002; (b) One Hundred Thousand Dollars ($100,000) shall be paid on May 1,

2002 and (c) the balance together with all accrued and unpaid interest and all other unpaid amounts due hereunder or under the Financing Agreements, shall be due and payable on October 1, 2003 or on such earlier date that this Note becomes due and payable as a result of acceleration as provided in the Agreement

(the "Maturity Date"). Notwithstanding the foregoing, if at any time prior to

October 1, 2001, the Retained Earnings of the Borrower, calculated in accordance with generally accepted accounting principals, increase to One Million Dollars

($1,000,000) or more above the Borrower's Retained Earnings as of June 30, 1999

(such event herein called the "Triggering Event") then the principal payments set forth above as being due on October 1, 2001 through May 1, 2002 shall be accelerated and become due in consecutive monthly installments as set forth above payable on the 1st day of each month commencing on the 1st day of the second (2nd) month following the month in which the Triggering Event shall occur.

     Upon the occurrence of an Event of Default under and as defined in the

Agreement, the entire indebtedness, with accrued interest thereon, due under this Note, shall, at the option of


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Lender, become immediately due and payable without demand or notice of any kind.

     If any amount due hereunder is not paid within ten (10) days after the date it is due, without in any way affecting Lender's right to accelerate this Note,

a late charge equal to five percent (5%) of said amount shall be assessed against Borrower for each month that said amount is late, and shall be immediately due and payable without demand or further notice of any kind.

     Borrower hereby grants to Lender a lien and right of setoff for all of

Borrower's liabilities to Lender under this Note and the Agreement upon and against all the deposits, credits, collateral and property of Borrower, now or hereinafter in the possession or control of Lender or in transit to it. Lender may, at any time after the occurrence, and during the continuance, of an Event of Default, apply or set off the same, or any part thereof, to any liability of

Borrower, whether or not matured or demanded.

     Notwithstanding any provisions of this Note to the contrary, the rate of interest to be paid by Borrower to Lender under this Note shall not exceed the highest or the maximum rate of interest permitted to be charged by Lender under applicable laws. Any amounts paid by Borrower to Lender in excess of such


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rate shall be deemed to be partial prepayments of principal hereunder.

     No delay or omission by Lender in exercising any right hereunder, nor failure by Lender to insist upon the strict performance of any terms herein,

shall operate as a waiver of such right, any other right hereunder, or any terms herein. No waiver of any right shall be effective unless in writing and signed by Lender, nor shall a waiver on one occasion be constituted as a bar to, or waiver of, any such right on any future occasion.

         BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT AND IN ANY SUIT,

ACTON OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY

RELATED TO THE FINANCING TRANSACTIONS OF WHICH THIS NOTE IS A PART AND/OR THE

ENFORCEMENT OF ANY OF LENDER'S RIGHTS AND REMEDIES. BORROWER ACKNOWLEDGES THAT

IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE

CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS. NO PARTY

TO THIS NOTE HAS AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE

PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.


         BORROWER ACKNOWLEDGES THAT THE LOAN EVIDENCED BY THIS NOTE IS A

COMMERCIAL TRANSACTION AND WAIVES ITS RIGHTS TO NOTICE AND HEARING UNDER CHAPTER

903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE

OR FEDERAL LAW WITH RESPECT

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TO ANY PREJUDGMENT REMEDY WHICH BANK MAY DESIRE TO USE, and further waives diligence, demand, presentment for payment, notice of nonpayment, protest, and notice of protest, and notice of any renewals or extensions of this Note, and all rights under any statute of limitations.

         This Note shall be governed by and construed in accordance with the laws of the State of Connecticut.

         This Note is delivered in substitution for that certain $4,000,000 Term

Note dated October 2, 1998 made by the Borrower to the order of the Lender.



                                             GUNTHER INTERNATIONAL, LTD.



                                             By:
                                                 ---------------------------
                                                Name:
                                                Title:





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